FIRST AMENDMENT TO

SUB-ADVISORY AGREEMENT

This amendment to Sub-Advisory Agreement, effective August 24, 2018 (the “Amendment”), is entered into by and among Great-West Capital Management, LLC, a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Adviser”), Loomis, Sayles & Company, L.P., a corporation organized under the laws of the State of Delaware, registered as an investment adviser under the Investment Advisers Act of 1940 (the “Sub-Adviser”), and Great-West Funds, Inc., a Maryland corporation (the “Fund”), on behalf of the Great-West Loomis Sayles Bond Fund and the Great-West Loomis Sayles Small Cap Value Fund (the “Portfolios”).

WHEREAS, the Adviser, Sub-Adviser and Great-West Funds are parties to the Sub-Advisory Agreement, dated December 5, 2013 (the “Agreement”); and

WHEREAS, the Adviser, Sub-Adviser and Great-West Funds desire to amend the Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	All references in the Agreement to the “Great-West Loomis Sayles Bond Fund” are hereby deleted in their entirety.

2.	All references in the Agreement to the “Portfolios” are deleted and replaced with “Portfolio”.

3.	Any capitalized term used herein but not defined herein shall have the meaning provided for such term in the Agreement.

4.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

5.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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GW – Loomis Sayles 1st Amendment to 2013 Sub-Advisory Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officials duly authorized, as of the date above.

Witness:	GREAT-WEST CAPITAL MANAGEMENT, LLC

/s/ Cara B. Owen	By:	/s/ Mary C. Maiers
Name: Cara B. Owen	Title: Chief Financial Officer & Treasurer
Address: 8515 East Orchard Road Greenwood Village, CO 80111 Attn: Secretary

Witness:	GREAT-WEST FUNDS, INC. on behalf of the Great-West Loomis Sayles Small Cap Value Fund

/s/ Cara B. Owen	By:	/s/ Scott C. Sipple
Name: Cara B. Owen	Title: President & Chief Executive Officer
Address: 8515 East Orchard Road Greenwood Village, CO 80111 Attn: Secretary

Witness:	LOOMIS, SAYLES & COMPANY, L.P.

/s/ Shannon O. Mangano	By:	/s/ Lori A. Sanderson
Name: Shannon O. Mangano	Title: Vice President, Manager of Client Intake
Address: One Financial Center Boston, MA 02111 Attn: General Counsel

GW – Loomis Sayles 1st Amendment to 2013 Sub-Advisory Agreement